                                                                      EXHIBIT 11

           EXHIBIT 11 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                     (in thousands, except per share loss)




                                             Three Months                      Three Months
                                         Ended June 28, 1998               Ended June 29, 1997
                                     ---------------------------       -----------------------------
                                       Basic           Diluted           Basic           Diluted
                                     ----------    -------------       ----------    ---------------
Average shares outstanding               9,333            9,333            8,903            8,903

Effect of dilutive stock options             0                0                0                0
                                     ----------    -------------       ----------    ---------------
           Totals                        9,333            9,333            8,903            8,903
                                     ==========    =============       ==========    ===============

  Net loss                           $ (12,302)       $ (12,302)       $ (10,852)       $ (10,852)
                                     ==========    =============       ==========    ===============

  Loss per share                     $   (1.32)       $   (1.32)       $   (1.22)       $   (1.22)
                                     ==========    =============       ==========    ===============



                                             Six Months                         Six Months
                                         Ended June 28, 1998               Ended June 29, 1997
                                     ---------------------------       -----------------------------
                                       Basic           Diluted           Basic           Diluted
                                     ----------    -------------       ----------    ---------------
Average shares outstanding               9,264            9,264            8,799              8,799

Effect of dilutive stock options             0                0                0                  0
                                     ----------    -------------       ----------    ---------------
           Totals                        9,264            9,264            8,799              8,799
                                     ==========    =============       ==========    ===============

  Net loss                           $ (26,516)       $ (26,516)       $ (20,486)         $ (20,486)
                                     ==========    =============       ==========    ===============

  Loss per share                     $   (2.86)       $   (2.86)       $   (2.33)         $   (2.33)
                                     ==========    =============       ==========    ===============


Prior period loss per share and average shares outstanding have been restated to conform with SFAS No. 128 (see "Note 2"). The restatement did not materially impact loss per share as previously reported.

                                      19